UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As disclosed on the Current Report on Form 8-K that Iconix Brand Group, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2017, the Company entered into agreements to sell to DHX Media Ltd. (“DHX”) the Company’s entertainment division, which includes an 80% interest in the Peanuts® brand and a 100% interest in the Strawberry Shortcake® brand, for a total purchase price of $345 million, subject to a customary working capital adjustment. The Membership Interest Purchase Agreement by and among the Company, Icon NY Holdings LLC (“Icon NY”), IBG Borrower LLC (the “IBG Borrower,” and collectively with the Company and Icon NY, the “Sellers”), DHX and DHX SSP Holdings LLC (“DHX SSP,” and collectively with DHX, the “Purchasers”) and the Membership Interest Purchase Agreement by and among the Company, IBG Borrower, DHX and DHX SSP, each dated as of May 9, 2017 (collectively, the “Agreements”), are attached to this Current Report on Form 8-K as Exhibits 2.1 and 2.2, respectively. The Agreements contain representations, warranties and covenants of the Sellers and the Purchasers and post-closing indemnification rights of the Sellers and the Purchasers customary for transactions of this type. The closing of the transaction is subject to satisfaction of customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to close between the end of the second quarter and the beginning of the third quarter of 2017.

The description of the Agreements included herein is a summary and is qualified in its entirety by reference to the Agreements, which are attached as Exhibits 2.1 and 2.2 hereto and are incorporated herein by reference. The Agreements have been attached to provide investors with information regarding their terms. The terms and information therein should not be relied on as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the Commission. The terms of the Agreements (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, among the parties in relation to the sale. In particular, the representations and warranties made by the parties to each other in the Agreements have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the sale should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. The Company does not undertake any obligation to publicly release any revisions to these representations and warranties, except as required under U.S. federal or other applicable securities laws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement by and among Iconix Brand Group, Inc., Icon NY Holdings LLC, IBG Borrower LLC, DHX Media Ltd. and DHX SSP Holdings LLC, dated May 9, 2017.*

2.2	Membership Interest Purchase Agreement by and among Iconix Brand Group, Inc., IBG Borrower LLC, DHX Media Ltd. and DHX SSP Holdings LLC, dated May 9, 2017.*

*	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ Jason Schaefer
	Name:	Jason Schaefer
	Title:	Executive Vice President and General Counsel

Date: May 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement by and among Iconix Brand Group, Inc., Icon NY Holdings LLC, IBG Borrower LLC, DHX Media Ltd. and DHX SSP Holdings LLC, dated May 9, 2017.*

2.2	Membership Interest Purchase Agreement by and among Iconix Brand Group, Inc., IBG Borrower LLC, DHX Media Ltd. and DHX SSP Holdings LLC, dated May 9, 2017.*

*	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.